Facebook Reports Second Quarter 2015 Results

MENLO PARK, Calif. – July 29, 2015 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the quarter ended June 30, 2015.

"This was another strong quarter for our community," said Mark Zuckerberg, Facebook founder and CEO. "Engagement across our family of apps keeps growing, and we remain focused on improving the quality of our services."

Second Quarter 2015 Financial Summary

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except percentages and per share amounts	2015	2014	2015	2014
Revenue	$4,042	$2,910	$7,586	$5,412
Income from Operations
GAAP	$1,273	$1,390	$2,206	$2,464
Non-GAAP*	$2,228	$1,753	$4,068	$3,167
Operating Margin
GAAP	31%	48%	29%	46%
Non-GAAP*	55%	60%	54%	59%
Net Income
GAAP	$719	$791	$1,231	$1,433
Non-GAAP*	$1,437	$1,122	$2,626	$2,047
Diluted Earnings per Share (EPS)
GAAP	$0.25	$0.30	$0.43	$0.55
Non-GAAP*	$0.50	$0.43	$0.92	$0.79

* Non-GAAP financial measures exclude amortization of intangible assets, share-based compensation and related payroll tax expenses. Non-GAAP net income and EPS also exclude the income tax effects of these non-GAAP adjustments. Non-GAAP information for the three and six months ended June 30, 2014 has been updated to exclude amortization of intangible assets to conform to our current period presentation. See the table below titled "Reconciliation of Non-GAAP Results to Nearest GAAP Measures."

Second Quarter 2015 Operational Highlights

•	Daily active users (DAUs) – DAUs were 968 million on average for June 2015, an increase of 17% year-over-year.

•	Mobile DAUs – Mobile DAUs were 844 million on average for June 2015, an increase of 29% year-over-year.

•	Monthly active users (MAUs) – MAUs were 1.49 billion as of June 30, 2015, an increase of 13% year-over-year.

•	Mobile MAUs – Mobile MAUs were 1.31 billion as of June 30, 2015, an increase of 23% year-over-year.

Second Quarter 2015 Financial Highlights

	GAAP		Year-over-Year % Change
	Three Months Ended June 30,
In millions, except percentages and per share amounts	2015	2014
Revenue:
Advertising(1)	$3,827	$2,676	43%
Payments and other fees	215	234	(8)%
Total revenue(2)	4,042	2,910	39%
Total costs and expenses	2,769	1,520	82%
Income from operations	$1,273	$1,390	(8)%
Operating margin	31%	48%
Provision for income taxes	554
Effective tax rate	44%
Net income	$719	$791	(9)%
Diluted EPS	$0.25	$0.30	(17)%
(1) Excluding the impact of year-over-year changes in foreign exchange rates, advertising revenue would have increased by 55%.
(2) Excluding the impact of year-over-year changes in foreign exchange rates, total revenue would have increased by 50%.

	NON-GAAP		Year-over-Year % Change
	Three Months Ended June 30,
In millions, except percentages and per share amounts	2015	2014
GAAP revenue	$4,042	$2,910	39%
Total costs and expenses	1,814	1,157	57%
Income from operations	$2,228	$1,753	27%
Operating margin	55%	60%
Effective tax rate	36%
Net income	$1,437	$1,122	28%
Diluted EPS	$0.50	$0.43	16%

Second Quarter 2015 Other Financial Highlights

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 76% of advertising revenue for the second quarter of 2015, up from approximately 62% of advertising revenue in the second quarter of 2014.

•	Capital expenditures – Capital expenditures for the second quarter of 2015 were $549 million.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $14.13 billion at the end of the second quarter of 2015.

•	Free cash flow – Free cash flow for the second quarter of 2015 was $1.33 billion.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings release call can be accessed at investor.fb.com, along with the earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com website and Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 69328687.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our ability to continue to successfully monetize our mobile products; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on April 23, 2015, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. In addition, please note that the date of this press release is July 29, 2015, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect; non-GAAP costs and expenses; non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically amortization of intangible assets, share-based compensation expense, and payroll tax related to share-based compensation expense, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Amortization of intangible assets. We amortize intangible assets acquired in connection with acquisitions. We exclude these amortization expenses because we do not believe these expenses are reflective of ongoing operating results in the period. These amounts arise from our prior acquisitions and have no direct correlation to the operation of our business.

Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of amortization of intangible assets, share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Foreign exchange effect on revenue. We translated revenue for the three and six months ended June 30, 2015 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment. We subtract purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the "Reconciliation of Non-GAAP Results to Nearest GAAP Measures" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$4,042	$2,910	$7,586	$5,412
Costs and expenses:
Cost of revenue	668	473	1,323	936
Research and development	1,170	492	2,231	947
Marketing and sales	626	358	1,247	681
General and administrative	305	197	579	384
Total costs and expenses	2,769	1,520	5,380	2,948
Income from operations	1,273	1,390	2,206	2,464
Interest and other income/(expense), net	—	(4)	(1)	(4)
Income before provision for income taxes	1,273	1,386	2,205	2,460
Provision for income taxes	554	595	974	1,027
Net income	$719	$791	$1,231	$1,433
Less: Net income attributable to participating securities	4	3	7	6
Net income attributable to Class A and Class B common stockholders	$715	$788	$1,224	$1,427
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.26	$0.31	$0.44	$0.56
Diluted	$0.25	$0.30	$0.43	$0.55
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,796	2,560	2,790	2,552
Diluted	2,850	2,615	2,844	2,609
Share-based compensation expense included in costs and expenses:
Cost of revenue	$21	$16	$38	$28
Research and development	603	219	1,169	400
Marketing and sales	82	50	154	93
General and administrative	57	29	105	67
Total share-based compensation expense	$763	$314	$1,466	$588
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$1	$—	$2	$2
Research and development	7	6	24	21
Marketing and sales	2	2	6	6
General and administrative	2	—	5	4
Total payroll tax expenses related to share-based compensation	$12	$8	$37	$33
Amortization of intangible assets included in costs and expenses:
Cost of revenue	$45	$9	$88	$17
Research and development	10	8	20	16
Marketing and sales	102	1	204	2
General and administrative	23	23	47	47
Total amortization of intangible assets	$180	$41	$359	$82

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$5,123	$4,315
Marketable securities	9,002	6,884
Accounts receivable, net of allowances for doubtful accounts of $47 and $39 as of June 30, 2015 and December 31, 2014, respectively	1,815	1,678
Prepaid expenses and other current assets	1,011	793
Total current assets	16,951	13,670
Property and equipment, net	4,955	3,967
Intangible assets, net	3,605	3,929
Goodwill	18,025	17,981
Other assets	594	637
Total assets	$44,130	$40,184

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$139	$176
Partners payable	182	202
Accrued expenses and other current liabilities	1,472	866
Deferred revenue and deposits	49	66
Current portion of capital lease obligations	39	114
Total current liabilities	1,881	1,424
Capital lease obligations, less current portion	110	119
Other liabilities	2,687	2,545
Total liabilities	4,678	4,088
Stockholders' equity
Common stock and additional paid-in capital	32,479	30,225
Accumulated other comprehensive loss	(357)	(228)
Retained earnings	7,330	6,099
Total stockholders' equity	39,452	36,096
Total liabilities and stockholders' equity	$44,130	$40,184

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$719	$791	$1,231	$1,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	459	257	916	521
Share-based compensation	763	314	1,457	588
Deferred income taxes	(66)	(33)	(289)	(34)
Tax benefit from share-based award activity	386	530	809	875
Excess tax benefit from share-based award activity	(386)	(535)	(809)	(883)
Other	1	(19)	7	(23)
Changes in assets and liabilities:
Accounts receivable	(282)	(187)	(198)	(82)
Prepaid expenses and other current assets	(47)	14	(90)	10
Other assets	7	2	(25)	18
Accounts payable	31	79	16	69
Partners payable	(6)	(12)	(19)	(5)
Accrued expenses and other current liabilities	107	102	241	75
Deferred revenue and deposits	(7)	15	(17)	15
Other liabilities	201	23	350	49
Net cash provided by operating activities	1,880	1,341	3,580	2,626
Cash flows from investing activities
Purchases of property and equipment	(549)	(469)	(1,051)	(832)
Purchases of marketable securities	(2,505)	(1,508)	(5,560)	(4,482)
Sales of marketable securities	2,118	1,121	2,726	1,968
Maturities of marketable securities	376	455	715	1,074
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(25)	(19)	(282)	(19)
Change in restricted cash and deposits	21	(2)	44	(2)
Other investing activities, net	—	—	—	(1)
Net cash used in investing activities	(564)	(422)	(3,408)	(2,294)
Cash flows from financing activities
Taxes paid related to net share settlement	(7)	—	(12)	(3)
Proceeds from exercise of stock options	—	1	—	2
Principal payments on capital lease obligations	(37)	(66)	(84)	(150)
Excess tax benefit from share-based award activity	386	535	809	883
Net cash provided by financing activities	342	470	713	732
Effect of exchange rate changes on cash and cash equivalents	46	(3)	(77)	(3)
Net increase in cash and cash equivalents	1,704	1,386	808	1,061
Cash and cash equivalents at beginning of period	3,419	2,998	4,315	3,323
Cash and cash equivalents at end of period	$5,123	$4,384	$5,123	$4,384

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Supplemental cash flow data
Cash paid during the period for:
Interest	$2	$4	$5	$8
Income taxes, net	$40	$22	$159	$59
Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$8	$21	$194	$18
Promissory note payable issued in connection with an acquisition	$—	$—	$198	$—

Reconciliation of Non-GAAP Results to Nearest GAAP Measures
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP revenue	$4,042	$2,910	$7,586	$5,412
Foreign exchange effect on 2015 revenue using 2014 rates	332		520
Revenue excluding foreign exchange effect	$4,374		$8,106
GAAP revenue year-over-year change %	39%		40%
Revenue excluding foreign exchange effect year-over-year change %	50%		50%
GAAP advertising revenue	$3,827	$2,676	$7,144	$4,941
Foreign exchange effect on 2015 advertising revenue using 2014 rates	332		520
Advertising revenue excluding foreign exchange effect	$4,159		$7,664
GAAP advertising revenue year-over-year change %	43%		45%
Advertising revenue excluding foreign exchange effect year-over-year change %	55%		55%
GAAP costs and expenses	$2,769	$1,520	$5,380	$2,948
Share-based compensation expense	(763)	(314)	(1,466)	(588)
Payroll tax expenses related to share-based compensation	(12)	(8)	(37)	(33)
Amortization of intangible assets	(180)	(41)	(359)	(82)
Non-GAAP costs and expenses	$1,814	$1,157	$3,518	$2,245
GAAP income from operations	$1,273	$1,390	$2,206	$2,464
Share-based compensation expense	763	314	1,466	588
Payroll tax expenses related to share-based compensation	12	8	37	33
Amortization of intangible assets	180	41	359	82
Non-GAAP income from operations	$2,228	$1,753	$4,068	$3,167
GAAP net income	$719	$791	$1,231	$1,433
Share-based compensation expense	763	314	1,466	588
Payroll tax expenses related to share-based compensation	12	8	37	33
Amortization of intangible assets	180	41	359	82
Income tax adjustments	(237)	(32)	(467)	(89)
Non-GAAP net income	$1,437	$1,122	$2,626	$2,047
GAAP and Non-GAAP diluted shares	2,850	2,615	2,844	2,609
GAAP diluted earnings per share	$0.25	$0.30	$0.43	$0.55
Non-GAAP adjustments to net income	0.25	0.13	0.49	0.24
Non-GAAP diluted earnings per share	$0.50	$0.43	$0.92	$0.79
GAAP operating margin	31%	48%	29%	46%
Share-based compensation expense	19%	11%	19%	11%
Payroll tax expenses related to share-based compensation	—%	—%	—%	1%
Amortization of intangible assets	4%	1%	5%	2%
Non-GAAP operating margin	55%	60%	54%	59%
GAAP income before provision for income taxes	$1,273	$1,386	$2,205	$2,460
GAAP provision for income taxes	554	595	974	1,027
GAAP effective tax rate	44%	43%	44%	42%
GAAP income before provision for income taxes	$1,273	$1,386	$2,205	$2,460
Share-based compensation and related payroll tax expenses	775	322	1,503	621

Amortization of intangible assets	180	41	359	82
Non-GAAP income before provision for income taxes	$2,228	$1,749	$4,067	$3,163
Non-GAAP provision for income taxes	791	627	1,441	1,116
Non-GAAP effective tax rate	36%	36%	35%	35%
Net cash provided by operating activities	$1,880	$1,341	$3,580	$2,626
Purchases of property and equipment	(549)	(469)	(1,051)	(832)
Free cash flow	$1,331	$872	$2,529	$1,794